Exhibit 99.1

                       ARTISOFT ENTERS INTO NEW FINANCING


CAMBRIDGE, MASS. - AUGUST 8, 2002 - Artisoft, Inc. (NASDAQ: ASFT) announced today that it has entered into an agreement for a $2.0 million Common Stock financing. Under the terms of the financing, Special Situations Funds will purchase 1,904,800 shares of Common Stock in a private placement at a per share purchase price of $1.05. The closing of the financing is subject to customary closing conditions, including the authorization of the financing by Artisoft's stockholders. Artisoft intends to use the net proceeds from the financing for general corporate purposes.

The offer, sale and issuance to the investors of the Common Stock have not been and will not be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

IMPORTANT INFORMATION AND WHERE TO FIND IT:

Artisoft, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to the financing described in this release. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about Artisoft, the financing described in this release and related matters. When the proxy statement is completed, Artisoft plans to send it to its stockholders to seek their authorization of the financing described in this release. A copy of the proxy statement (when it is filed) and other documents filed by Artisoft with the SEC are available for free at the SEC's web site at http://www.sec.gov. Artisoft's stockholders may also obtain the proxy statement and other documents without charge by directing a request to Artisoft, Inc., Attention: Michael J. O'Donnell, 5 Cambridge Center, Cambridge, Massachusetts 02142, Telephone: (617) 354-0600.

Artisoft, its directors and executive officers, Special Situations Funds and certain other persons may be deemed to be participants in the solicitation of proxies from Artisoft's stockholders to authorize the financing. Information regarding Artisoft's directors and executive officers is contained in Artisoft's Annual Report on Form 10-K filed with the SEC on September 28, 2001 and its definitive proxy statement filed with the SEC on October 11, 2001. As of June 30, 2002, (1) Artisoft's directors and executive officers beneficially owned approximately 892,838 shares, or 5.4%, of Artisoft's Common Stock and (2) Special Situations Funds beneficially owned 2,100,000 shares of Artisoft's Series B Convertible Preferred Stock (convertible into 2,100,000 shares of Artisoft's Common Stock) and warrants to purchase 2,100,000 shares of Artisoft's Common Stock at per share exercise price of $3.75, representing in the aggregate a 21% beneficial ownership interest in Artisoft's Common Stock. Due to the effects of anti-dilution provisions of Artisoft's Series B Convertible Preferred Stock, upon the closing of the financing described in this release, the 2,100,000 shares of Artisoft's Series B Convertible Preferred Stock held by
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Special Situations Funds will be convertible into a total of approximately
5,000,000 shares of Artisoft's Common Stock, which when combined with the warrants held by Special Situations Funds and the shares to be issued in the financing, will result in a beneficial ownership interest in Artisoft's Common Stock of approximately 36.2%. In addition, due to the effects of anti-dilution provisions of the warrants held by Special Situations Funds, upon the closing of the financing described in this release the per share exercise price of those warrants will be reduced from $3.75 to $1.05.

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Artisoft is a registered trademark of Artisoft, Inc. All other company and product names mentioned in this release may be trademarks or registered trademarks of the respective companies with which they are associated.

FOR ADDITIONAL INFORMATION, CONTACT:

FINANCIAL COMMUNITY:                                 MEDIA COMMUNITY:
Michael O'Donnell                                    Mary Ellen Collins
617-354-0600 x228                                    617-354-0600 x342
modonnell@artisoft.com                               mcollins@artisoft